Exhibit 23




                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of IDACORP, Inc. on Form S-3 of our reports dated February 1, 2001, on IDACORP, Inc. and Idaho Power Company, appearing in the Annual Report on Form 10-K of IDACORP, Inc. and Idaho Power Company for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

July 24, 2001